UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 5, 2015

(Date of earliest event reported):

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	Innodata Inc. (the “Company”) held its Annual Meeting of Stockholders on June 5, 2015. At the Annual Meeting of Stockholders the Company’s Stockholders (1) elected all six of the Company’s nominees for director; (2) approved the appointment of CohnReznick LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2015; and (3) approved on an advisory basis the compensation of the Company’s named executive officers.

(b)	The following matters set forth in the Company’s Proxy Statement dated April 24, 2015 were voted upon with the results indicated below:

Proposal #1- Election of Directors:

Name	For	Withheld	Broker Non-Votes
Jack S. Abuhoff	11,076,264	377,751	11,210,279

Haig S. Bagerdjian	7,557,450	3,896,565	11,210,279

Louise C. Forlenza	11,021,962	432,053	11,210,279

Stewart R. Massey	11,028,462	425,553	11,210,279

Anthea C. Stratigos	10,886,766	567,249	11,210,279

Andargachew S. Zelleke	10,338,322	1,115,693	11,210,279

Proposal #2- Ratification of the selection and appointment of CohnReznick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015:

For	Against	Abstain
22,388,662	143,560	132,072

Proposal #3- Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
9,827,768	1,287,672	338,575	11,210,279

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: June 8, 2015	By: /s/ Amy R. Agress
Amy R. Agress
Vice President and General Counsel